Exhibit 99.1

FOR IMMEDIATE RELEASE
October 23, 2023

CONTACT:
Investor Relations - (301) 968-9300

AGNC Investment Corp. Announces Preliminary Estimates for Third Quarter 2023
Bethesda, MD – October 23, 2023 – AGNC Investment Corp. (Nasdaq: AGNC) (“AGNC” or the “Company”) announced preliminary estimates for certain financial measures for the third quarter 2023:
•As of September 30, 2023, AGNC's tangible net book value was estimated to be $8.08 per share of common stock;
•For the third quarter 2023, AGNC's total comprehensive loss was estimated to be $(1.02) per common share;
•For the third quarter 2023, AGNC's net spread and dollar roll income (a non-GAAP financial measure) was estimated to be $0.65 per common share, excluding $0.05 per common share of estimated "catch-up" premium amortization benefit;1
•As of September 30, 2023, AGNC's total investment portfolio was approximately $59.3 billion, which includes approximately $2.4 billion of To-Be-Announced ("TBA") Agency MBS and $1.1 billion of credit risk transfer and non-Agency securities;
•As of September 30, 2023, AGNC's tangible net book value “at risk” leverage ratio was approximately 7.9x;2
•For the third quarter, AGNC's estimated economic return on tangible common equity was (10.1)%, comprised of $0.36 dividends per share of common stock declared during the third quarter and an estimated $(1.31) decrease in tangible net book value per common share;
•As of September 30, 2023, AGNC had approximately $3.6 billion of cash and unencumbered Agency MBS, which represented approximately 52% of the Company's tangible equity as of September 30, 2023;
•As of September 30, 2023, AGNC’s hedge portfolio covered approximately 116% of the Company’s funding liabilities,3 and its duration gap4 was approximately 0.2 years; and

•During the third quarter, the Company issued 44.7 million shares of common stock through “at the market” offerings at an average offering price of $9.67 per share, net of offering costs, or $432 million.

In light of recent market volatility, the Company also provided an update regarding its estimated tangible net book value per common share and its “at risk” leverage ratio. The Company estimated that its tangible net book value per common share as of October 20, 2023 was between $6.80 and $7.00 per common share, or between $6.68 and $6.88 per common share after deduction for the Company's common dividend previously declared for the month of October 2023, which has a record date of October 31, 2023 and payment date of November 9, 2023. The Company estimated that its “at risk” leverage ratio as of October 20, 2023 was approximately 8.2x.2
The Company will report full financial results for the third quarter of 2023 on October 30, 2023, as previously announced. The financial estimates for the third quarter provided above reflect the views and assumptions of the Company's management based on information currently available to them in connection with the preparation of the Company's financial statements as of and for such period. Management has not yet completed procedures to verify the completeness and accuracy of this information, which could result in material adjustments when reflected in the Company’s actual reported financial results. The Company's tangible net book value per common share and "at risk" leverage ratio as of October 20, 2023 reflect the views and assumptions of management based on information currently available to them, including information derived from third-party pricing services, which has not been verified for completeness or accuracy. Furthermore, the financial estimates presented above are unaudited and have not been verified or reviewed by any third party, including the Company's independent auditors. Estimates are subject to inherent uncertainties, and investors should not place undue reliance on them. The Company undertakes no obligation to update or revise these estimates.
THIRD QUARTER STOCKHOLDER CALL AND WEBCAST
AGNC will report third quarter 2023 earnings after market close on October 30, 2023. AGNC will hold a stockholder call and audio webcast on October 31, 2023 at 8:30 am ET. Interested persons who do not plan on asking a question and have internet access are encouraged to utilize the free webcast at www.AGNC.com. Those who plan on participating in the Q&A or do not have internet available may access the call by dialing (877) 300-5922 (U.S. domestic) or (412) 902-6621 (international). A slide presentation will accompany the call and will be available at www.AGNC.com.
An archived audio of the stockholder call combined with the slide presentation will be available on the AGNC website after the call on October 31, 2023. In addition, there will be a phone recording available one hour after the call on October 31, 2023 through November 7, 2023. Those who are interested in hearing the recording of the presentation, can access it by dialing (877) 344-7529 (U.S. domestic) or (412) 317-0088 (international), passcode 2598892.
For further information or questions, please contact Investor Relations at (301) 968-9300 or IR@AGNC.com.

ABOUT AGNC INVESTMENT CORP.
AGNC Investment Corp. is an internally-managed real estate investment trust that invests primarily in residential mortgage-backed securities for which the principal and interest payments are guaranteed by a U.S. Government-sponsored enterprise or a U.S. Government agency. For further information, please refer to www.AGNC.com.
FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the Company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements or from our historic performance due to a variety of important factors, including, without limitation, changes in monetary policy and other factors that affect interest rates, MBS spreads to benchmark interest rates, the forward yield curve, or prepayment rates; the availability and terms of financing; changes in the market value of the Company's assets; general economic or geopolitical conditions; liquidity and other conditions in the market for Agency securities and other financial markets; and legislative and regulatory changes that could adversely affect the business of the Company. Certain factors that could cause actual results to differ materially from those contained in the forward-looking statements, are included in the Company's periodic reports filed with the Securities and Exchange Commission ("SEC"). Copies are available on the SEC’s website, www.sec.gov. The Company disclaims any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt of new information, or otherwise.

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1.Net spread and dollar roll income, excluding "catch-up" premium amortization benefit, per common share is a non-GAAP measure. It is measured as estimated (i) total comprehensive loss of approximately $1.02 per common share adjusted to (a) exclude estimated net unrealized losses on investment securities measured at fair value through net income and other comprehensive income totaling $2.52 per common share, (b) exclude estimated net realized losses on sale of investment securities of $0.86 per common share, (c) exclude estimated net gains on derivative instruments and other securities of $2.53 per common share, (d) exclude estimated retrospective "catch-up" adjustments to premium amortization cost due to a decrease in the Company's projected CPR estimates for securities acquired prior to the third quarter 2023 of a benefit of approximately $0.05 per common share, (e) include estimated TBA dollar roll income of less than $0.01 per common share, (f) include estimated interest rate swap net periodic income of $0.94 per common share and (g) include estimated other net interest expense of $0.07 per common share. The Company believes that this non-GAAP measure provides greater transparency into the information used by the Company's management in its financial and operational decision-making and that it provides additional context for users of its financial information to consider when evaluating the Company's current performance and operations. However, this measure is an incomplete measure of its estimated financial results as computed in accordance with GAAP and should be considered as supplementary to and not as a substitute for results computed in accordance with GAAP. In addition, not all companies use identical calculations, and the

Company's presentation of non-GAAP measure estimates may not be comparable to other similarly-named measures of other companies. Accordingly, undue reliance should not be placed on this non-GAAP measure. A more complete presentation and reconciliation of non-GAAP measures and related information will be provided in the Company's announcement of its financial results and its periodic report to be filed with the SEC for the quarter ended September 30, 2023. For additional information pertaining to the Company's use of non-GAAP measures, please refer to its most recent Quarterly Report on Form 10-Q for the quarter ended June 30, 2023.
2."At risk" leverage is calculated as the sum of Agency, non-Agency, and CRT repurchase agreements ("Agency Repo"), net TBA position (at cost), and net receivable/payable for unsettled investment securities divided by total stockholders' equity, adjusted to exclude goodwill. Leverage excludes U.S. Treasury repurchase agreements.
3.The Company’s funding liabilities include Agency repo, other debt and net TBA position.
4.Duration is a model estimate of interest rate sensitivity measured in years as of a point in time. Duration gap is a measure of the difference between the interest rate sensitivity of the Company's assets and liabilities.